SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2005

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257

(Address of principal executive offices)

(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 8, 2005, Bank of the Sierra, a wholly-owned subsidiary of Sierra Bancorp, entered into a Salary Continuation Agreement and a Split-Dollar Agreement with James F. Gardunio, Senior Vice President and Chief Credit Officer for Sierra Bancorp and Bank of the Sierra. The Salary Continuation Agreement provides for payments to Mr. Gardunio of $75,000 per year for ten years subsequent to his retirement at age 65 or in the event of separation of service resulting from a change in control, with such payments discontinued upon the death of the named executive. The Split-Dollar Agreement provides a death benefit of $581,423, payable to designated beneficiaries in the event of the death of the named executive.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
99.1	Split-Dollar Agreement dated August 8, 2005

99.2	Salary Continuation Agreement dated August 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: August 8, 2005	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor Senior Vice President & Chief Financial Officer